EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-94224) of The Sports Authority 401(k) Savings and Profit Sharing Plan of our report dated June 24, 1998 relating to the financial statements, which appears in this Form 11-K.

PricewaterhouseCoopers LLP



Fort Lauderdale, Florida
June 29, 1999

                                       20